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Exhibit 10.33

Amendment No. 8 (the "Amendment") To
Employment Agreement between
Univision Communications Inc. ("Univision") and George W. Blank
(the "Employment Agreement")

        December 17, 2001

To:	George W. Blank c/o Univision

Dear George:

You and Univision agree to amend the Employment Agreement as follows:

        1.    Term. The Term of the Employment Agreement is extended through December 31, 2004, unless earlier terminated in accordance with the provisions of the Employment Agreement.

        2.    Salary. Your annual Base Salary rate will be: Six Hundred Thousand Dollars ($600,000) for the annual period from January 1, 2004 through December 31, 2004.

        3.    Effective Date of Amendment. Upon execution by you and Univision, this Amendment will become effective as of the date first provided above.

        4.    Notices. Any notice to Univision's General Counsel shall be sent to the following address: Univision, 5999 Center Drive, Los Angeles, California 90045.

        5.    Other. Except as provided in this Amendment, all other terms and conditions in the Employment Agreement will remain in full force and effect, and the Employment Agreement, as amended hereby, is ratified and confirmed.

UNIVISION COMMUNICATIONS INC.
	By:	/s/ ROBERT V. CAHILL
Robert V. Cahill
Vice President
/s/ GEORGE W. BLANK George W. Blank

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Amendment No. 8 (the "Amendment") To Employment Agreement between Univision Communications Inc. ("Univision") and George W. Blank (the "Employment Agreement")